MCCURDY                                               27955 Clemens Road
& ASSOCIATES                                          Westlake, Ohio 44145-1121
CPA'S, INC.                                           Phone: (440)892-3100
                                                      Fax: (440)835-1093
Certified Public Accountants---------------------------------------------------




August 30, 2004




Mr. Freddie Jacobs Unified Fund Services 431 N. Pennsylvania Indianapolis, IN 46204

Dear Freddie:

At your request, we have read the disclosures made in the document entitled "Attachment of Disclosures Required by Items 77K and 77Q1 of Form N-SAR" regarding the change in auditors of Ancora Trust and agree with their content.

Sincerely,

/s/ McCurdy & Associates

McCurdy and Associates CPA's, Inc.